Exhibit 23.8

                         Consent of Independent Auditors


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the L.B. Foster Company 1998 Long-Term Incentive Plan as Amended and Restated of our report dated January 22, 2001, with respect to the consolidated financial statements and schedule of L.B. Foster Company included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                              /s/ Ernst & Young
                                              ERNST & YOUNG

Pittsburgh, Pennsylvania
May 9, 2001